UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s 2013 Annual Meeting of Stockholders, Proposals 1, 2, 3, 4 and 5 were each approved by the Company’s stockholders, and a plurality of the stockholders voted “1 year” on the “say on frequency” Proposal 6. The proposals are described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on November 18, 2013. The final voting results of the 2013 Annual Meeting are set forth below.

Proposal 1 - Election of Directors - The Company’s stockholders elected Glenn Chang and Philip K. Russell, M.D. to serve as Class II directors of the Company for a three-year term expiring in 2016. The voting results for each of these individuals were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes

Glenn Chang	37,992,171	277,719	17,653,046

Philip K. Russell, M.D.	37,978,086	291,804	17,653,046

Proposal 2 - Ratification of the Company’s Independent Registered Public Accounting Firm - The Company’s stockholders ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. The voting results were 55,645,093 shares “FOR,” 25,402 shares “AGAINST,” and 252,441 abstentions.

Proposal 3 – Approval of an amendment to the certificate of incorporation increasing the authorized number of shares of common stock from 100 million to 175 million - The Company’s stockholders approved an amendment to the certificate of incorporation increasing the authorized number of shares of common stock from 100 million to 175 million. The voting results were 37,214,965 shares “FOR,” 986,360 shares “AGAINST,” 68,565 abstentions and 17,653,046 broker non-votes.

Proposal 4 – Approval of an amendment to increase the number of shares of common stock authorized for issuance pursuant to the 2008 Omnibus Incentive Plan from 10 million to 15 million shares - The Company’s stockholders approved an amendment to increase the number of shares of common stock authorized for issuance pursuant to the 2008 Omnibus Incentive Plan from 10 million to 15 million shares. The voting results were 36,706,374 shares “FOR,” 1,478,493 shares “AGAINST,” 85,023 abstentions and 17,653,046 broker non-votes.

Proposal 5 – “Say on pay” proposal - The Company’s stockholders approved, on an advisory basis, the compensation of its named executive officers. The voting results were 37,691,368 shares “FOR,” 516,961 shares “AGAINST,” 61,561 abstentions and 17,653,046 broker non-votes.

Proposal 6 – “Say on frequency” proposal - The Company’s stockholders voted as follows, on an advisory basis, on the frequency of future say on pay votes: 14,494,461 shares for 3 years, 175,679 shares for 2 years, 23,434,027 shares for 1 year, 61,561 abstentions and 17,653,046 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: December 18, 2013	By:	/s/ Robert B. Kay
Robert B. Kay Executive Chairman and CEO